UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2016

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPANATORY NOTE: The purpose of this amendment to the Form 8-K Current Report is to file the required financial statements for FIN Holdings, Inc.

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2016, Ipsidy Inc. (f/k/a ID Global Solutions Corporation (the “Company”) entered into a Share Exchange Agreement with Fin Holdings, Inc. , a Florida corporation ("FIN"), and all of the FIN shareholders (the "FIN Shareholders"), pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares of FIN (the "FIN Shares") and FIN's two wholly-owned subsidiaries, ID Solutions, Inc. and Cards Plus Pty Ltd. (collectively, the "Subsidiaries"), from the FIN Shareholders. In consideration for the FIN Shares, the Company issued and sold to the FIN Shareholders an aggregate of 22,500,000 shares of common stock of the Company (the "Purchase Shares") at a per share price of $0.40 or $9,000,000 in shares of common stock of the Company. The closing occurred on February 10, 2016.

The Purchase Shares were offered and sold by the Company in a securities purchase transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The FIN Shareholders are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

The following are overviews of the Subsidiaries:

ID Solutions, Inc.

ID Solutions, Inc's focus is on the Biometric Integrity Solutions market and is a tier one AFIS (Automates Fingerprints Identification System) provider with 15 years of proven technology, experience and market presence. ID Solutions maintains proprietary fingerprint matching algorithms and ranks among the top five companies in NIST and MINEX (a US Government Test Standards Program) in competitive testing for accuracy and speed of fingerprint matching algorithms. The company’s technology platform has been developed for maximum scalability and reliability and its products offer a full portfolio of software elements and solutions for enrollment, verification, 1:1, 1:few and 1:N backend matching. The company has also developed a robust middleware solution capable of providing complete civil AFIS functionality for Electoral, National Registry and other government fingerprint solutions. The company's middleware solution also offers the flexibility to implement these AFIS solutions utilizing transaction-billing methodology. This system can provide full audit reports and subsequent billing on transactions run through its system.

Cards Plus Pty Ltd.

Cards Plus Pty Ltd. is a complete card production and personalization facility for plastic loyalty, ID and other types of cards. The company utilizes the latest digital printing technology from Hewlett Packard and has a capacity to produce approximately 180,000 cards per day. The company also uses and resells desktop personalization machines and consumables from Matica, NBS Technologies and Data-card and is continually looking to expand and broaden its product offering.

The Subsidiaries generate an aggregate average annual revenue of approximately $2,000,000.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Audited Financial Statements of ID Solutions, Inc. for the years ended February 28, 2015 and 2014 (1)

Audited Financial Statements of Cards Plus (Pty) Ltd.

Note – FIN Holdings is an entity with no activity and a separate audit was not completed.

(b) Proforma Financial Information

Proforma Financial Information for ID Solutions, Inc., Cards Plus Pty, LTD and Ipsidy Inc. (formerly known as ID Global Solutions Corporation

(1)	The audited financial statements for Cards Plus Pty Ltd. to be filed by amendment.
(2)	The audited financial statements of ID Solutions, Inc. filed by amendment.

(d) Index of Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement by and between ID Global Solutions Corporation, Fin Holdings, Inc. and the Fin Holdings, Inc. shareholders (1)

99.1	Audited Financial Statements of ID Solutions, Inc. for the years ended February 28, 2015 and 2014

99.2	Audited Financial Statements of Cards Plus (Pty) Ltd. for the year ended December 31, 2015 and 2014

99.3	Proforma Financial Information for ID Solutions, Inc., Cards Plus (Pty) Ltd. and Ipsidy Inc.

99.4	Unaudited Financial Statements for ID Solutions, Inc. for the nine months ended November 30, 2015 and 2014

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: March 31, 2017	By:	/s/ Stuart Stoller
Name: Stuart Stoller
Title: Chief Financial Officer